Exhibit 99.1

Sanara MedTech Inc. Announces Second Quarter 2024 Results

FORT WORTH, TX / GlobeNewswire / August 12, 2024 / Sanara MedTech Inc. Based in Fort Worth, Texas, Sanara MedTech Inc. (“Sanara,” the “Company,” “we,” “our” or “us”) (NASDAQ: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets, announced today its strategic, operational and financial results for the quarter ended June 30, 2024.

Ron Nixon, Sanara’s CEO, stated, “The second quarter of 2024 was Sanara’s eleventh consecutive record revenue quarter. Our surgical team continues to generate strong sales driven by the efficacy and value proposition of our products. All of our functional areas including clinical, research and development, customer service, marketing, and finance continue to do an outstanding job supporting our growth strategy. In addition to our financial success this quarter, we also took steps to strengthen our senior management team.”

Strategic and Operational Highlights in the Second Quarter 2024

●	During the second quarter of 2024, the Company generated a record $20.2 million in sales, representing an eleventh consecutive record revenue quarter for the Company.

●	For the three months ended June 30, 2024, the Company had a net loss of $3.5 million, compared to a net loss of $1.9 million for the three months ended June 30, 2023. The Company generated Adjusted EBITDA* of $0.6 million for the three months ended June 30, 2024, compared to Adjusted EBITDA* of ($0.3) million for the three months ended June 30, 2023.

●	The Company executed an agreement with a national GPO, increasing the number of facilities where the Company’s products are contracted or approved to be sold by over 1,000.

●	The Company currently has agreements with 300+ distributors (+70 since Jan 2024) with 2,500+ potential sellers (+400 since Jan 2024).

●	During the trailing twelve-month period, the Company’s products were sold in over 1,100 facilities across 34 states plus the District of Columbia.(1)

●	The Company’s products were contracted or approved to be sold in more than 4,000 hospitals/ambulatory surgery centers as of June 30, 2024.

●	The Company announced the appointments of Jake Waldrop as Chief Operating Officer and Tyler Palmer as Chief Corporate Development and Strategy Officer.

●	The Company announced that it has entered into a $55.0 million non-dilutive term loan agreement with CRG Servicing LLC (“CRG”), an affiliate of CRG LP, a healthcare focused investment fund, to support the Company’s growth initiatives in 2024 and 2025. The Company received $15.0 million in gross proceeds at closing and, subject to certain conditions, has the option to draw up to $39.8 million (as of June 30, 2024) in additional funds in two tranches before June 30, 2025.

(1) Based on a minimum of $50,000 of revenue in the trailing twelve-month period.

* Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliations at the end of this release for additional information.

Second Quarter 2024 Sales Analysis (Consolidated)

During the second quarter of 2024, the Company continued to further penetrate existing accounts while also expanding into new territories, growing the number of facilities where our products were sold to 800+ in Q2 2024 compared to 600+ in Q2 2023. For the quarter ended June 30, 2024, Sanara generated net revenue of $20.2 million compared to net revenue of $15.8 million for the quarter ended June 30, 2023, a 28% increase from the prior year period. The higher net revenue in the second quarter of 2024 was due to increased sales of soft tissue repair products (CellerateRX® Surgical Activated Collagen®, FORTIFY TRG® Tissue Repair Graft, FORTIFY FLOWABLE® Extracellular Matrix, BIASURGE® and TEXAGEN® Amniotic Membrane Allograft) as well as a result of increased market penetration, geographic expansion and the Company’s continuing strategy to expand its independent distribution network in both new and existing U.S. markets.

Earnings Analysis (Consolidated)

Sanara reported a net loss of $3.5 million for the quarter ended June 30, 2024, compared to a net loss of $1.9 million for the quarter ended June 30, 2023. The higher net loss in 2024 was primarily due to increased SG&A costs related to direct sales and marketing expenses, which increased $3.4 million compared to the prior year, $0.9 million of executive separation costs, $0.4 million of acquisition costs and higher amortization expenses of $0.3 million related to our intangible assets acquired from Applied Nutritionals during the third quarter of 2023. Our net loss in the second quarter of 2024 also included $0.6 million of interest expense due to our term loan with CRG. These increased costs were partially offset by higher gross profit of $4.6 million and lower R&D expenses of $0.2 million.

The Company generated Adjusted EBITDA of $0.6 million for the quarter ended June 30, 2024, compared to Adjusted EBITDA of ($0.3) million for the quarter ended June 30, 2023.

Earnings Analysis (Segmented)

Sanara Surgical generated a net loss of $2.2 million for the quarter ended June 30, 2024, compared to net income of $0.1 million for the quarter ended June 30, 2023. Tissue Health Plus (“THP”) produced a net loss of $1.3 million for the quarter ended June 30, 2024, compared to a net loss of $2.0 million for the quarter ended June 30, 2023.

Sanara Surgical generated Segment EBITDA* of $1.4 million for the quarter ended June 30, 2024, compared to Segment EBITDA* of $1.1 million for the quarter ended June 30, 2023. THP produced Segment EBITDA* of ($0.8) million for the quarter ended June 30, 2024, compared to Segment EBITDA* of ($1.4) million for the quarter ended June 30, 2023.

* Segment EBITDA is a non-GAAP financial measure. See the discussion and the reconciliations at the end of this release for additional information.

Conference Call

Sanara will host a conference call on Tuesday, August 13, 2024, at 9:00 a.m. Eastern Time. The toll-free number to call for this teleconference is 888-506-0062 (international callers: 973-528-0011) and the access code is 984768. A telephonic replay of the conference call will be available through Tuesday, August 27, 2024, by dialing 877-481-4010 (international callers: 919-882-2331) and entering the replay passcode: 50973.

A live webcast of Sanara’s conference call will be available under the Investor Relations section of the Company’s website, www.SanaraMedTech.com. A one-year online replay will be available after the conclusion of the live broadcast.

About Sanara MedTech Inc.

Sanara MedTech Inc. is a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets. The Company markets, distributes and develops surgical, wound and skincare products for use by physicians and clinicians in hospitals, clinics and all post-acute care settings and offers wound care and dermatology virtual consultation services via telemedicine. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara markets and distributes CellerateRX® Surgical Activated Collagen, FORTIFY TRG® Tissue Repair Graft and FORTIFY FLOWABLE® Extracellular Matrix as well as a portfolio of advanced biologic products focusing on ACTIGENTM Verified Inductive Bone Matrix, ALLOCYTE® Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix, TEXAGEN® Amniotic Membrane Allograft, and BIASURGE® Advanced Surgical Solution to the surgical market. In addition, the following products are sold in the wound care market: BIAKŌS® Antimicrobial Skin and Wound Cleanser, BIAKŌS® Antimicrobial Wound Gel, and BIAKŌS® Antimicrobial Skin and Wound Irrigation Solution. Sanara’s pipeline also contains potentially transformative product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement and cell compatible substrates. The Company believes it has the ability to drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. Sanara is constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the development of new products, the timing of commercialization of our products, the regulatory approval process and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as our ability to build out our executive team, our ability to identify and effectively utilize the net proceeds of the term loan to support the Company’s growth initiatives, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s SEC filings, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:

Callon Nichols, Director of Investor Relations

713-826-0524

CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
	2024	2023
Assets
Current assets
Cash	$6,150,375	$5,147,216
Accounts receivable, net	10,495,742	8,474,965
Accounts receivable – related parties	111,412	8,400
Royalty receivable	-	49,344
Inventory, net	3,564,659	4,717,533
Prepaid and other assets	489,240	608,411
Total current assets	20,811,428	19,005,869

Long-term assets
Intangible assets, net	42,977,404	44,926,061
Goodwill	3,601,781	3,601,781
Investment in equity securities	3,084,278	3,084,278
Right of use assets – operating leases	1,792,448	1,995,204
Property and equipment, net	1,116,266	1,257,956
Total long-term assets	52,572,177	54,865,280

Total assets	$73,383,605	$73,871,149

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$750,538	$1,924,082
Accounts payable – related parties	145,487	77,805
Accrued bonuses and commissions	6,715,062	7,676,770
Accrued royalties and expenses	2,475,488	2,047,678
Earnout liabilities – current	1,085,549	1,100,000
Current portion of debt	-	580,357
Operating lease liabilities – current	393,663	361,185
Total current liabilities	11,565,787	13,767,877

Long-term liabilities
Long-term debt, net of current portion	14,371,485	9,113,123
Earnout liabilities – long-term	2,654,001	2,723,001
Operating lease liabilities – long-term	1,512,584	1,737,445
Other long-term liabilities	1,877,753	1,941,686
Total long-term liabilities	20,415,823	15,515,255

Total liabilities	31,981,610	29,283,132

Commitments and contingencies

Shareholders’ equity
Common Stock: $0.001 par value, 20,000,000 shares authorized; 8,746,976 issued and outstanding as of June 30, 2024 and 8,535,239 issued and outstanding as of December 31, 2023	8,747	8,535
Additional paid-in capital	75,085,515	72,860,556
Accumulated deficit	(33,387,960)	(28,036,814)
Total Sanara MedTech shareholders’ equity	41,706,302	44,832,277
Equity attributable to noncontrolling interest	(304,307)	(244,260)
Total shareholders’ equity	41,401,995	44,588,017
Total liabilities and shareholders’ equity	$73,383,605	$73,871,149

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net Revenue	$20,158,823	$15,753,164	$38,695,461	$31,275,081

Cost of goods sold	2,008,686	2,187,516	3,898,732	4,313,175

Gross profit	18,150,137	13,565,648	34,796,729	26,961,906

Operating expenses
Selling, general and administrative expenses	18,957,608	13,811,476	35,149,867	26,780,545
Research and development	985,651	1,177,128	1,931,949	2,494,452
Depreciation and amortization	1,105,507	803,694	2,210,927	1,582,569
Change in fair value of earnout liabilities	(13,773)	(360,470)	(79,451)	(813,157)
Total operating expenses	21,034,993	15,431,828	39,213,292	30,044,409

Operating loss	(2,884,856)	(1,866,180)	(4,416,563)	(3,082,503)

Other expense
Interest expense	(644,346)	-	(911,682)	(6)
Total other expense	(644,346)	-	(911,682)	(6)

Net loss	(3,529,202)	(1,866,180)	(5,328,245)	(3,082,509)

Less: Net loss attributable to noncontrolling interest	(25,188)	(38,447)	(60,047)	(76,876)

Net loss attributable to Sanara MedTech shareholders	$(3,504,014)	$(1,827,733)	$(5,268,198)	$(3,005,633)

Net loss per share of common stock, basic and diluted	$(0.41)	$(0.22)	$(0.62)	$(0.37)

Weighted average number of common shares outstanding, basic and diluted	8,468,835	8,226,271	8,444,101	8,200,173

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 30,
	2024	2023

Cash flows from operating activities:
Net loss	$(5,328,245)	$(3,082,509)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,210,927	1,582,569
Credit loss expense	155,930	86,000
Inventory obsolescence	259,577	69,990
Share-based compensation	2,214,931	1,724,637
Noncash lease expense	202,756	144,628
Back-end fee	52,500	-
Paid-in-kind interest	161,875	-
Accretion of finance liabilities	117,267	-
Amortization and write-off of debt issuance costs	100,883	-
Change in fair value of earnout liabilities	(79,451)	(813,157)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,127,363)	(371,094)
Accounts receivable – related parties	(103,012)	77,886
Inventory, net	893,297	(941,854)
Prepaid and other assets	119,172	618,877
Accounts payable	(1,173,544)	(376,521)
Accounts payable – related parties	67,682	62,620
Accrued royalties and expenses	402,610	(248,769)
Accrued bonuses and commissions	(961,709)	(1,859,029)
Operating lease liabilities	(192,383)	(135,436)
Net cash used in operating activities	(3,006,300)	(3,461,162)
Cash flows from investing activities:
Purchases of property and equipment	(124,580)	(40,650)
Proceeds from disposal of property and equipment	-	650
Net cash used in investing activities	(124,580)	(40,000)
Cash flows from financing activities:
Loan proceeds, net	14,112,747	-
Pay off line of credit	(9,750,000)	-
Equity offering net proceeds	-	1,033,761
Net settlement of equity-based awards	(72,708)	(431,366)
Cash payment of finance and earnout liabilities	(156,000)	-
Net cash provided by financing activities	4,134,039	602,395
Net increase (decrease) in cash	1,003,159	(2,898,767)
Cash, beginning of period	5,147,216	8,958,995
Cash, end of period	$6,150,375	$6,060,228

Cash paid during the period for:
Interest	$549,227	$6
Supplemental noncash investing and financing activities:
Right of use assets obtained in exchange for lease obligations	-	1,369,164

SANARA MEDTECH INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including Adjusted EBITDA and Segment EBITDA. The Company’s management uses these non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net loss excluding interest expense/income, provision/benefit for income taxes, depreciation and amortization, non-cash share-based compensation expense, change in fair value of earnout liabilities, effects of noncontrolling interests, executive separation costs, legal and diligence expenses related to acquisitions, and gains/losses on the disposal of property and equipment, as each is applicable to the periods presented. Prior to the fiscal quarter ended June 30, 2024, the Company did not exclude executive separation costs or legal and diligence expenses related to acquisitions in calculating Adjusted EBTIDA. However, after reevaluation, the Company has determined that presenting Adjusted EBITDA without excluding such costs provides less valuable information about the Company’s core operations. As a result, beginning with the fiscal quarter ended June 30, 2024, executive separation costs and legal and diligence expenses related to acquisitions are now excluded from the calculation of Adjusted EBITDA. Certain prior periods have been recast below to conform to the current definition. Segment EBITDA is calculated in the same manner as Adjusted EBITDA but is presented on a segment basis.

The Company’s believes Adjusted EBITDA and Segment EBITDA are useful to investors because they facilitate comparisons of its core business operations across periods on a consistent basis. Accordingly, the Company adjusts for certain items, such as change in fair value of earnout liabilities, when calculating Adjusted EBITDA and Segment EBITDA because the Company believes that such items are not related to the Company’s core business operations.

The Company’s non-GAAP financial measures are not in accordance with, nor an alternative for, measures conforming to GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. The Company does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances. The Company presents these non-GAAP financial measures to provide investors with information to evaluate the Company’s operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

Segment EBITDA is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. We have provided a reconciliation of this measure as it relates to our segments below.

Reconciliation of Net Income (Loss) to Segment EBITDA and Adjusted EBITDA (Unaudited):

	Three Months Ended
	June 30,
	2024			2023
	Sanara Surgical	THP	Total	Sanara Surgical	THP	Total
Net Income (Loss)	$(2,214,313)	$(1,314,889)	$(3,529,202)	$95,098	$(1,961,278)	$(1,866,180)
Adjustments:
Interest expense	644,346	-	644,346	-	-	-
Income tax benefit	-	-	-	-	-	-
Depreciation and amortization	698,407	407,100	1,105,507	396,597	407,097	803,694
Noncash share-based compensation	1,046,321	36,429	1,082,750	1,064,516	62,816	1,127,332
Change in fair value of earnout liabilities	89,330	(103,103)	(13,773)	(436,004)	75,534	(360,470)
Executive separation costs(1)	904,780	-	904,780	-	-	-
Acquisition costs	225,088	172,685	397,773	-	-	-
Segment EBITDA (on a segment basis) / Adjusted EBITDA (consolidated)	$1,393,959	$(801,778)	$592,181	$1,120,207	$(1,415,831)	$(295,624)

(1) - Includes $328,795 of share-based compensation related to executive separation costs.

	Six Months Ended
	June 30,
	2024			2023
	Sanara Surgical	THP	Total	Sanara Surgical	THP	Total
Net Income (Loss)	$(2,691,798)	$(2,636,447)	$(5,328,245)	$614,061	$(3,696,570)	$(3,082,509)
Adjustments:
Interest expense	911,682	-	911,682	6	-	6
Depreciation and amortization	1,396,908	814,019	2,210,927	768,616	813,953	1,582,569
Noncash share-based compensation	1,799,936	86,200	1,886,136	1,609,729	114,908	1,724,637
Change in fair value of earnout liabilities	(14,451)	(65,000)	(79,451)	(627,132)	(186,025)	(813,157)
Executive separation costs(1)	904,780	-	904,780	-	-	-
Acquisition costs	225,088	172,685	397,773	-	-	-
Segment EBITDA (on a segment basis) / Adjusted EBITDA (consolidated)	$2,532,145	$(1,628,543)	$903,602	$2,365,280	$(2,953,734)	$(588,454)

(1) - Includes $328,795 of share-based compensation related to executive separation costs.

ANNEX

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2023	2023	2023	2023	2022	2022
	Consolidated	Consolidated	Consolidated	Consolidated	Consolidated	Consolidated	Consolidated
Net Income (Loss)	$(1,799,043)	$(262,444)	$(1,094,949)	$(1,866,180)	$(1,216,329)	$(4,163,485)	$(1,529,252)
Adjustments:
Interest expense	267,336	269,783	188,294	-	6	-	-
Income tax benefit	-	-	-	-	-	-	(1,702,890)
Depreciation and amortization	1,105,420	1,094,783	997,674	803,694	778,875	814,316	814,881
Noncash share-based compensation	803,386	860,559	857,526	1,127,332	597,305	781,097	683,202
Change in fair value of earnout liabilities	(65,678)	(1,954,985)	(681,753)	(360,470)	(452,687)	111,630	109,689
Loss on disposal of property and equipment				-		(242)	376
Acquisition costs	-	423,513	-	-	-	19,538	68,180
Adjusted EBITDA*	$311,421	$431,209	$266,792	$(295,624)	$(292,830)	$(2,437,146)	$(1,555,814)

*Adjusted EBITDA has been recast from prior period presentations to conform to current period presentations to include adjustments for acquisition costs.